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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               November 11, 1997
                Date of Report (date of earliest event reported)


                         Commission File Number 0-20835



                              THE LEAP GROUP, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                 36-4079500
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)


                    22 W. Hubbard Street, Chicago, IL 60610
          (Address of principal executive office, including zip code)


                                 (312) 494-0300
              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On November 11, 1997, a majority-owned subsidiary of the Registrant purchased the fixed assets of Kang & Lee Advertising, Inc. and K&L West Advertising, Inc. (jointly referred to as "Kang & Lee") for consideration of $1,300,000 in cash. The assets acquired constitute equipment or other physical property used by Kang & Lee in its advertising business. The Registrant will continue to use these assets for the same purpose. Kang & Lee will also receive payments equal to forty percent of the annual pre-tax income of Kang & Lee for each of the next three years, ending on October 31, 2000. The cash consideration paid to Kang & Lee was financed with borrowings under a line of credit made available by the Chase Manhattan Bank.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     a)  Financial Statements.

         Not applicable. The Registrant is not required to file financial statements under Rule 3-05(b) of Regulation S-X.

     b)  Pro Forma Financial Information.

         Not applicable. The Registrant is not required to furnish pro forma financial information pursuant to Article 11 of Regulation S-X.

     c)  Exhibits.

         10.1 Asset Purchase Agreement by and among The Leap Group, Inc., One World Communications Inc., Kang & Lee Advertising, Inc., and K&L West Advertising, Inc., and Eliot Kang.

         10.2  Employment Agreement of Eliot Kang, dated November 11, 1997.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE LEAP GROUP, INC.


                                          By: /s/  PETER VEZMAR
                                          ---------------------------------
                                                   Peter Vezmar
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)


                                          Date: November 26, 1997

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